UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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DARÉ BIOSCIENCE, INC.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

July 10, 2018

Dear Stockholder:

Notice is hereby given that the 2018 Annual Meeting of Stockholders of Daré Bioscience, Inc., a Delaware corporation, will be held on July 10, 2018, at 9:00 a.m. Pacific Time for the following purposes:

1.	To elect two Class I directors named in the accompanying proxy statement;

2.

To approve the Daré Bioscience, Inc. Amended and Restated 2014 Stock Incentive Plan, which includes an increase in the number of authorized shares reserved for issuance under the 2014 Stock Incentive Plan from 779,955 authorized shares to 2,046,885 authorized shares;

3.	To ratify the appointment of Mayer Hoffman McCann P.C. as the independent registered public accounting firm for the fiscal year ending December 31, 2018; and

4.	To conduct any other business properly brought before the meeting.

The record date for the annual meeting is May 11, 2018. Stockholders owning the company’s common stock at the close of business on the record date, or their legal proxy holders, are entitled to vote at the annual meeting.

By Order of the Board of Directors,

/s/ Roger L. Hawley
La Jolla, California May 31, 2018	Roger L. Hawley Chairman of the Board

Please vote your shares promptly to ensure the presence of a quorum at the annual meeting. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card. Please follow the instructions beginning on page 1 of the accompanying proxy statement to vote.

PROXY STATEMENT

2018 ANNUAL MEETING OF STOCKHOLDERS

Daré Bioscience, Inc. (“Daré,” “we,” “us,” “our” or the “Company”) has prepared these materials for use at its 2018 annual meeting of stockholders and any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting is scheduled to begin at 9:00 a.m. Pacific Time, on July 10, 2018.

The Annual Meeting will be a completely virtual meeting conducted via live audio webcast. We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders. Hosting a virtual meeting enables increased stockholder attendance and participation from any location around the world.

In accordance with rules of the Securities and Exchange Commission (“SEC”), we opted to use the Internet as the primary means of furnishing proxy materials to our stockholders. Accordingly, unless a stockholder previously elected to receive printed copies of our proxy materials, a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) has been sent to stockholders instead of mailing printed copies. The Notice of Internet Availability provides instructions on how to access our proxy materials via the Internet and how to request a printed set at no charge. In addition, stockholders can elect to receive future proxy materials electronically by email or in printed form by mail, and any such election will remain in effect until terminated by the stockholder. We encourage all stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the cost and environmental impact of our annual meetings.

Our proxy materials were first sent or made available to stockholders on or about May 31, 2018. We are soliciting proxies pursuant to this Proxy Statement for use at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on July 10, 2018: This Proxy Statement and our Annual Report are available electronically at www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

How do I attend the Annual Meeting?

You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/DARE2018. Online check-in will begin at 8:45 a.m. Pacific Time and we suggest logging-on at that time to allow ample time for the check-in procedures. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone or similar companies.

Who can vote at the Annual Meeting?

Only our stockholders of record at the close of business on the record date, or their legal proxy holders, are entitled to vote at the Annual Meeting. The record date for the Annual Meeting is May 11, 2018. There were 11,422,161 shares of common stock outstanding and entitled to vote on the record date.

What am I voting on?

There are three matters scheduled for a vote. Each share of our common stock has one vote on each matter.

Proposal 1:	Election of two Class I directors named in this Proxy Statement to hold office until our 2021 annual meeting of stockholders

Proposal 2:

Approval of the Daré Bioscience, Inc. Amended and Restated 2014 Stock Incentive Plan, which includes an increase in the number of authorized shares reserved for issuance under the 2014 Stock Incentive Plan from 779,955 authorized shares to 2,046,885 authorized shares

Proposal 3:	Ratification of the selection of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018

How do I vote?

You are invited to attend the Annual Meeting online to vote on the proposals described in this Proxy Statement during the meeting, however, you may vote your shares by simply following the instructions below to vote via the Internet, by telephone or by mail. Even if you intend to attend the Annual Meeting online, we encourage you to vote your shares in advance using one of the methods described below to ensure that your vote will be represented at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If, on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record and you may vote as follows.

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During the Annual Meeting: You may attend the Annual Meeting online and vote during the meeting online by visiting www.virtualshareholdermeeting.com/DARE2018. You will be asked to provide the control number on your Notice of Internet Availability to access this site.

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By Phone: Dial toll-free 1-800-690-6903 using any touch-tone telephone and follow the recorded instructions. You will be asked to provide the control number from your Notice of Internet Availability. Your telephone vote must be received by 11:59 p.m. Eastern Time on July 9, 2018 in order to be counted.

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By Internet: Complete an electronic proxy card at www.proxyvote.com. You will be asked to provide the control number from your Notice of Internet Availability. Your Internet vote must be received by 11:59 p.m. Eastern Time on July 9, 2018 in order to be counted.

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By Mail: Complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided or return it to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The proxy holders identified in the proxy card will vote all shares of our stock represented by a properly completed and executed proxy received in time for the Annual Meeting in accordance with the stockholder’s instructions. If you submit your executed proxy but do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted “FOR” each of the director nominees identified in this Proxy Statement and “FOR” Proposals 2 and 3. If any other matter is properly presented at the Annual Meeting, the proxy holders will vote shares represented by a proxy submitted by a stockholder in accordance with the recommendation of our Board of Directors.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” The organization holding your shares is considered to be the stockholder of record for purposes of the Annual Meeting. As a beneficial owner, you have the right to direct the organization holding your shares regarding how to vote such shares. You should have received a notice containing voting instructions from the organization that holds your shares. Follow the instructions provided by that organization to ensure that your vote is counted. If you wish to vote online during the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. A legal proxy is a written document that authorizes you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions, however, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or during the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held in street name, the bank, broker or other nominee that holds your shares has the authority to vote your shares only on certain of the proposals set forth in this Proxy Statement without receiving voting instructions from you. If you hold your shares in street name and you do not submit voting instructions to the organization that holds your shares, that organization may exercise its discretion to vote your shares on Proposal 3 but will not be permitted to vote your shares on Proposals 1 or 2.

We encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting in any one of the following ways:

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During the Annual Meeting: By attending the Annual Meeting online and voting during the meeting as described above. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote during the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the Annual Meeting to our Secretary at 11119 N. Torrey Pines Road, Suite 200, La Jolla, CA 92037.

•	By Phone: By using the phone voting method described above, in which case only your latest telephone proxy submitted prior to the Annual Meeting will be counted.

•	By Internet: By using the online voting method described above, in which case only your latest Internet proxy submitted prior to the Annual Meeting will be counted.

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By Mail: By signing and returning a new proxy card or voting instruction form dated as of a later date, in which case only your latest proxy card or voting instruction form received prior to the Annual Meeting will be counted

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares held in street name, you should follow the instructions provided by the brokerage firm, bank, dealer or other similar organization that holds your shares.

How many votes are required to approve each proposal?

Election of Directors

If a quorum is present at the Annual Meeting, the election of directors will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Accordingly, the two nominees receiving the most “FOR” votes from the holders of shares present during the meeting or represented by proxy and entitled to vote on the election of directors will be elected.

You may vote “FOR” or “WITHHOLD” authority to vote for each of the director nominees. If you “WITHHOLD” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of directors.

Other Proposals

If a quorum is present at the Annual Meeting, the approval of Proposal 2 requires the affirmative vote of a majority of the votes cast with respect to such proposal, meaning the number of shares voted “FOR” such proposal must exceed the number of shares voted “AGAINST” such proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on Proposal 2. If you “ABSTAIN” from voting with respect to Proposal 2, your vote will have no effect on its outcome. Broker non-votes will have no effect on the vote for Proposal 2.

If a quorum is present at the Annual Meeting, the approval of Proposal 3 requires the affirmative vote of a majority of the votes cast with respect to such proposal, meaning the number of shares voted “FOR” such proposal must exceed the number of shares voted “AGAINST” such proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on Proposal 3. If you “ABSTAIN” from voting with respect to Proposal 3, your vote will have no effect on its outcome. Broker non-votes will have no effect on the vote for Proposal 3, however, a broker or other nominee may generally vote in their discretion on routine matters and therefore broker non-votes are not expected on Proposal No. 3, a routine matter.

What is the quorum requirement?

A quorum is necessary to hold the Annual Meeting. A quorum will be present if the holders of a majority in voting power of the shares of our common stock outstanding and entitled to vote at the Annual Meeting are present during the Annual Meeting or represented by proxy.

Your shares will be counted for purposes of determining if there is quorum if you are entitled to vote and you are present during the Annual Meeting or you have properly voted by proxy online, by phone or by submitting a proxy card or voting instruction form by mail. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.

If a quorum is not present, we may propose to adjourn the Annual Meeting to solicit additional proxies and reconvene the Annual Meeting at a later date.

What does it mean if I receive more than one Notice of Internet Availability?

If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or held in different registered accounts. Please follow the voting instructions on each Notice of Internet Availability to ensure that all of your shares are voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. Our directors and employees may solicit proxies in person, by telephone, or by other means of communication. None of our directors or employees will be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, dealers and other similar organizations for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in our proxy materials for next year’s annual meeting, a stockholder proposal, including director nominations, must be received in writing by our Secretary at our principal executive offices on or before January 31, 2019.

Matters for consideration at next year’s annual meeting, but not for inclusion in our proxy materials, must be received in writing by our Secretary at our principal executive offices no earlier than the close of business on March 12, 2019 and no later than the close of business on April 11, 2019.

Director nominations that a stockholder intends to present at next year’s annual meeting but does not intend to have included in our proxy materials, must be received in writing by our Secretary at our principal executive offices no earlier than the close of business on March 12, 2019 and no later than the close of business on April 11, 2019.

Our principal executive offices are currently located at 11119 N. Torrey Pines Road, Suite 200, La Jolla, CA 92037.

Stockholders are also advised to review our by-laws, which contain additional requirements relating to stockholder proposals and director nominations, including who may submit them and what information must be included.

THE CERULEAN/PRIVATE DARÉ BUSINESS COMBINATION

On July 19, 2017, Cerulean Pharma Inc. (“Cerulean”) and Daré Bioscience Operations, Inc., a privately held Delaware corporation (“Private Daré”), completed a transaction in which the holders of capital stock and securities convertible into capital stock of Private Daré sold their shares of capital stock of Private Daré to Cerulean in exchange for newly issued shares of Cerulean common stock. That transaction is referred to as the Cerulean/Private Daré stock purchase transaction in this Proxy Statement.

As a result of the Cerulean/Private Daré stock purchase transaction, Private Daré became a wholly owned subsidiary of Cerulean. As of immediately following the closing of such transaction: (i) the Private Daré stockholders owned approximately 51% of the outstanding common stock of Cerulean, and (ii) the equity holders of Cerulean immediately prior to the closing, collectively, owned approximately 49% of the outstanding common stock of Cerulean. On July 20, 2017, Cerulean changed its name from “Cerulean Pharma Inc.” to “Daré Bioscience, Inc.”

There was a significant change in our management and in the composition of our Board in connection with the closing of the Cerulean/Private Daré stock purchase transaction. The members of Cerulean’s management team resigned from their respective offices on July 19, 2017, and on that same date, Ms. Johnson was appointed as our President, Chief Executive Officer and Secretary and Ms. Walters-Hoffert was appointed as our Chief Financial Officer. With respect to our Board, Dr. Kelley and Dr. Rastetter are the only two individuals who served on our Board both before and after the closing of the Cerulean/Private Daré stock purchase transaction. On July 19, 2017, Ms. Johnson and Mr. Hawley, who were members of the board of directors of Private Daré, and Ms. Steele, were appointed to our Board, and Messrs. Arbuckle, Crane, and McKee, and Drs. Friedman, Parkinson and Walt resigned from our Board. Throughout this Proxy Statement we discuss both the former executive officers and members of the board of directors of Cerulean and the current executive officers and members of the board of directors of Daré, the combined company.

In connection with the Cerulean/Private Daré stock purchase transaction, on July 20, 2017, we effected a 1-for-10 reverse stock split of our common stock. All share and per share amounts of common stock, options and warrants in this Proxy Statement have been restated for all periods to give retroactive effect to the reverse stock split.

References in this Proxy Statement: (a) to “Cerulean” refer to Cerulean Pharma Inc. prior to the closing of the Cerulean/Private Daré stock purchase transaction; and (b) to “we,” “us,” “our,” “Daré” or the “Company” refer collectively to Daré Bioscience, Inc. and its wholly-owned subsidiaries, unless otherwise stated or the context otherwise requires.

BOARD OF DIRECTORS

Set forth below are the names, ages, board committee assignments, tenure, class, and certain biographical information of each of the members of our board of directors (“Board”) as of May 22, 2018. In accordance with our certificate of incorporation and by-laws, our Board is divided into three classes, with one class of directors standing for election each year, for a three-year term.

Name	Age	Committees	Director Since	Class**
Roger L. Hawley	65	Audit*	July 2017	III
Jessica D. Grossman, M.D.	46	Nominating & Corporate Governance	April 2018	I
Susan L. Kelley, M.D.	63	Nominating & Corporate Governance*	October 2014	I
Sabrina Martucci Johnson	52	None	July 2017	III
William H. Rastetter, Ph.D.	70	Audit, Compensation*	January 2014	II
Robin J. Steele, J.D., L.L.M.	62	Audit, Compensation	July 2017	II

*	Committee chairperson
**	The term for Class I, II, and III directors ends at the annual meeting of our stockholders held in 2018, 2019, and 2020, respectively.

Roger L. Hawley. Mr. Hawley co-founded Private Daré in 2015 and served as Chairman of its board of directors since its inception and until the closing of the Cerulean/Private Daré stock purchase transaction, at which point he was appointed Chairman of the board of directors of the combined company. In 2006, Mr. Hawley co-founded Zogenix, Inc., a publicly-traded pharmaceutical company that develops and commercializes therapies for central nervous system disorders, where he was a member of the board of directors and served as Chief Executive Officer until April 2015. Mr. Hawley is still a member of the Zogenix Board. Mr. Hawley served as member of the board of directors of Alveo Technologies Inc., a privately-held medical diagnostics company from 2014 to 2016. Mr. Hawley served as a member of the board of directors of Cypress Bioscience from 2007 to 2010 and Targeted Genetics from 2006 to 2010, both previously publicly-traded pharmaceutical companies, as well as Alios BioPharma, Inc., a private company that was acquired by Johnson & Johnson in 2014. From 2003 to 2006, Mr. Hawley served as Executive Vice President of Commercial and Technical Operations for InterMune, Inc., and from 2002 to 2003, he was the Chief Commercial Officer at Prometheus Laboratories Inc. From 2001 to 2002, Mr. Hawley served as General Manager & Vice President of Sales and Marketing at Elan Pharmaceuticals. From 1987 to 2001, Mr. Hawley held a broad range of management positions in commercial operations, alliance/partnership management, regional/national sales and corporate finance at Glaxo/Glaxo Wellcome/GSK including Vice President of Sales, CNS/GI Division. From 1976 to 1987, Mr. Hawley held various financial management positions with Marathon Oil Company, including serving four years in London, England, at which time he was a certified treasury manager and a certified public accountant. Our Board believes that experience in the biotechnology industry, his broad leadership experience with several public and private biotechnology companies and his experience with financial matters qualifies him to serve as a member of our Board and to fill the important role of “audit committee financial expert.”

Jessica D. Grossman, M.D. Dr. Grossman has been a member of our Board since April 2018 and currently serves as the Chief Executive Officer of Medicines360, a position she has held since 2015. Medicines360 is a global non-profit women’s health pharmaceutical company that developed the FDA-approved contraceptive IUS LILETTA® (levonorgestrel-releasing intrauterine system). From 2011 to 2014, Dr. Grossman served on the board of directors of Medicines360, and from 2014 to today she has served as Chair of AlliancePartners360, a wholly owned subsidiary of Medicines360 that serves the non-profit, public benefit mission of Medicines360 of expanding access to medicines for women regardless of their socioeconomic status, insurance coverage, or geographic location. From 2013 to 2014, Dr. Grossman served as President and Founding Chief Executive Officer of Sense4Baby, Inc. Dr. Grossman served as a Medical Director at Ethicon Endo-Surgery, part of the Johnson & Johnson family of companies, from 2010 to 2013. From 2008 to 2010, Dr. Grossman was the Founder and Chief Executive Officer of JG Limited LLC, a consulting company providing services to medical technology companies and non-profit organizations in the areas of clinical and commercial strategy. From 2005 to 2008, Dr. Grossman was Founder and President of Gynesonics, an early stage medical device company focused on minimally invasive solutions for women’s health which developed the first intrauterine ultrasound-guided radiofrequency ablation device for fibroid tumors. Dr. Grossman holds numerous patents, has published several peer-reviewed articles and conducted research at the Beth Israel Deaconess Medical Center, one of the teaching hospitals of Harvard Medical School. Dr. Grossman received her M.D. from Thomas Jefferson University, Jefferson Medical College. Our Board believes that Dr. Grossman is qualified to serve on our Board due to her extensive experience in women’s health, her executive leadership experience with several life science companies, and her experience with product development and commercialization.

Susan L. Kelley, M.D. Dr. Kelley served as a member of Cerulean’s board of directors beginning in October 2014 until the closing of the Cerulean/Private Daré stock purchase transaction, at which point she joined the board of directors of the combined company. Dr. Kelley has been developing drugs in oncology and immunology for over 25 years. Dr. Kelley also serves as a member of the board of directors of ArQule, Inc., an oncology-focused biotechnology company, Immune Design Corp., an immunotherapy company, and Vascular Biogenics Ltd., an oncology-focused biotechnology company. From 2013 to 2015, Dr. Kelley served on the board of directors of Alchemia Pty Ltd, a publicly traded biopharmaceutical company. From 2008 to 2011, Dr. Kelley served as Chief Medical Officer of the Multiple Myeloma Research Consortium and its sister organization, the Multiple Myeloma Research Foundation. Previously, Dr. Kelley held positions at Bayer Healthcare Pharmaceuticals and Bayer-Schering Pharma, including Vice President, Global Clinical Development and Therapeutic Area Head—Oncology, where she led the Bayer team responsible for the development and worldwide regulatory approval of Nexavar® (sorafenib). Prior to joining Bayer, Dr. Kelley worked at Bristol-Myers Squibb in Oncology and Immunology drug development ultimately serving as Executive Director, Oncology Clinical Research, at the Bristol-Myers Squibb Pharmaceutical Research Institute. Dr. Kelley was a Fellow in Medical Oncology and Clinical Fellow in Medicine at Dana-Farber Cancer Institute, Harvard Medical School, and a Fellow in Medical Oncology and Pharmacology at Yale University School of Medicine, where she also served as a Clinical Assistant Professor of Medicine. Dr. Kelley received her M.D. from Duke University School of Medicine. Our Board believes that Dr. Kelley is qualified to serve on our Board due to her experience in life sciences and clinical development and her experience as a director of life sciences companies.

Sabrina Martucci Johnson. Ms. Johnson founded Private Daré in 2015 and served as its President and CEO and as member of its board of directors since its inception and until the closing of the Cerulean/Private Daré stock purchase transaction, at which point she was appointed as Chief Executive Officer and a member of the board of directors of the combined company. Ms. Johnson is a life sciences executive committed to advancing improvements in women’s healthcare. Previously, Ms. Johnson served as President of WomanCare Global Trading, a specialty pharmaceutical company in female reproductive healthcare with commercial product distribution in over 100 countries, from October of 2014 to May of 2015, and Chief Financial Officer and Chief Operating Officer from July 2013 to October 2014. Ms. Johnson provided financial consulting services to the WomanCare Global family of companies, including the United Kingdom-based non-profit division, from November 2012 to July 2013. From 2002 until its sale in 2010, Ms. Johnson served as Chief Financial Officer of Cypress Bioscience, Inc., a publicly-traded pharmaceutical company, and in addition served as its Chief Operating Officer from 2008 until its sale in 2010. Ms. Johnson began her career in the biotechnology industry as a research scientist with Baxter Healthcare, Hyland Division, working on their recombinant factor VIII program, and later held marketing and sales positions with Advanced Tissue Sciences and Clonetics Corporation. Ms. Johnson currently serves on the boards of Aethlon Medical, Inc., a publicly-traded company developing immunotherapeutic technologies to combat infectious disease and cancer; the YWCA of San Diego County as Past President, PPPSW, Athena San Diego as Vice Chair, and the Clearity Foundation. Additionally. Ms. Johnson serves on the Board of Advisors of Tulane University School of Science & Engineering, Chair of University of California San Diego (UCSD) Librarian’s Advisory Board, and on the Audit Committee of Project Concern International. Ms. Johnson is also Immediate Past Co-President of Women Give San Diego, which funds non-profit organizations serving women and girls in San Diego. Ms. Johnson has a Masters of International Management degree with honors from the American Graduate School of International Management (Thunderbird), a MSc. in Biochemical Engineering from the University of London, University College London and a BSc. in Biomedical Engineering from Tulane University, where she graduated magna cum laude. Our Board believes that Ms. Johnson is qualified to serve as the Company’s Chief Executive Officer and as a member of our Board due to her leadership experience in life sciences, women’s reproductive healthcare, development and commercial distribution of healthcare products, capital raises, and her experience as an officer in life sciences and women’s reproductive healthcare non-profit and for-profit companies, including publicly traded companies.

William H. Rastetter, Ph.D. Dr. Rastetter served as a member of Cerulean’s board of directors beginning in January 2014 and as Chairman from June 2016 until the closing of the Cerulean/Private Daré stock purchase transaction, at which time he joined the board of directors of the combined company. Dr. Rastetter currently serves as Chairman of the board of directors of GRAIL, Inc., Neurocrine Biosciences, Inc. and Fate Therapeutics, Inc., and as a member of the board of directors of Regulus Therapeutics, Inc. Dr. Rastetter co-founded of Receptos, Inc., a biopharmaceutical company, where he previously held the roles of Acting Chief Executive Officer from 2009 to 2010, and Director and Chairman of the board of directors from 2009 to 2015. Dr. Rastetter served on the board of Illumina, Inc., a leading public genomic technology company, from 1998 until January 2016, and as Chairman from 2005 to 2016. Dr. Rastetter was a Partner at the venture capital firm of Venrock Associates from 2006 to 2013. Prior to his tenure with Venrock, Dr. Rastetter was Executive Chairman of Biogen Idec Inc. and was previously Chairman and Chief Executive Officer of Idec Pharmaceuticals. Prior to Idec, he was Director of Corporate Ventures at Genentech, Inc. Dr. Rastetter held various faculty positions at the Massachusetts Institute of Technology and Harvard University and is an Alfred P. Sloan Fellow. Dr. Rastetter holds a S.B. from the Massachusetts Institute of Technology and received his M.A. and Ph.D. from Harvard University. Our Board believes that Dr. Rastetter is qualified to serve on our Board due to his extensive experience in the biotechnology industry, his broad leadership experience with several public and private biotechnology companies, and his experience with financial matters.

Robin J. Steele, J.D., LL.M. Ms. Steele served as an advisor to Private Daré since its inception in 2015 and until the closing of the Cerulean/Private Daré stock purchase transaction, at which time she joined the board of directors of the combined company. Ms. Steele previously served as Senior Vice President, General Counsel and Secretary of InterMune, Inc., a publicly-traded biopharmaceutical company, from 2004 to 2014. From 1998 to 2003, Ms. Steele served as Vice President of Legal Affairs for North America for Elan Pharmaceuticals, a publicly traded pharmaceutical company. Ms. Steele currently serves on the board of directors of Alveo Technologies Inc., a privately-held medical diagnostics company. Ms. Steele previously served on the board of Alios Biopharma and Targanta Therapeutics, both of which were biotechnology companies focused on the research and development of therapeutic compounds prior to their respective acquisitions. Ms. Steele received a B.A. from the University of Colorado, a J.D. from the University of California, Hastings College of the Law, and an LL.M. in Taxation from New York University School of Law. Our Board believes that Ms. Steele is qualified to serve on our Board due to her expertise in legal matters, her prior experience as general counsel of a public company and her involvement with a number of private biotechnology companies.

Director Compensation

During 2017, we had a non-employee director compensation policy, the terms of which were the same both before and after the closing of the Cerulean/Private Daré stock purchase transaction. Under this policy, each of our non-employee directors was paid a retainer in cash, unless a director elected to receive his or her retainer in the form of awards of unrestricted shares of our common stock, as described below. Each non-employee director received a retainer for service on our Board as well as a retainer for each committee of our Board on which the director served as a member. These retainers were paid in arrears in four equal quarterly installments on the last day of each quarter, prorated to reflect the actual time served by the director during such quarter. The amount of these retainers during 2017 was as follows:

Annual Retainer ($)
Board of Directors
Chair	65,000
Member	35,000
Board Committees
Audit Chair	20,000
Audit Member	7,500
Compensation Chair	15,000
Compensation Member	5,000
Nominating and Corporate Governance Chair	10,000
Nominating and Corporate Governance Member	3,500
Clinical Advisory Chair*	20,000
Clinical Advisory Member*	10,000

*	This committee was disbanded in March 2017 and the retainers were paid only for service during the first quarter of 2017.

Under our non-employee director compensation policy, each non-employee director may elect to receive up to 100% of these retainers in the form of awards of unrestricted shares of the our common stock, which would be issued on the first trading day of the quarter following the quarter to which the retainer relates, for a number of shares of common stock equal to (x) the amount of the cash retainer that would otherwise have been payable to such director on the date of grant divided by (y) the fair market value of our common stock on the date of grant. Directors wishing to make this election for a given calendar year must make the election on or before the last day of the prior calendar year, except that the election with respect to any year in which a director is newly elected must be made on or before June 30th of such year or such other date as determined by our Board.

Under our non-employee director compensation policy, each director newly elected to our Board will receive an initial option to purchase 2,200 shares of our common stock, which will vest as to one-third of the shares subject to such option on each anniversary of the grant date until the third anniversary of the grant date, subject to the director’s continued service as a director, and will become exercisable in full upon a change in control. In addition, on the date of each annual meeting of stockholders, each director that has served on our Board for at least six months will receive an option to purchase 2,000 shares of our common stock, which will vest in full on the earlier of the first anniversary of the grant date or immediately prior to our first annual meeting of stockholders occurring after the grant date, subject to the director’s continued service as a director, and will become exercisable in full upon a change in control. The exercise price of each option granted under our non-employee director compensation policy is set at the fair market value of our common stock on the grant date. We did not hold an annual meeting in 2017; however, our Board determined it to be in the best interests of our stockholders and us to grant an option to purchase 2,000 shares of our common stock to each director who had served on the Cerulean board of directors for at least six months prior to the closing of the Cerulean/Private Daré stock purchase transaction.

Under our non-employee director compensation policy, we also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending board and committee meetings.

The following table sets forth the compensation of our non-employee directors in 2017. There was a significant change in the composition of our Board in connection with the closing of the Cerulean/Private Daré stock purchase transaction on July 19, 2017. Dr. Kelley and Dr. Rastetter are the only two individuals who served on our Board both before and after the closing of the Cerulean/Private Daré stock purchase transaction. The amounts shown in the table reflect the compensation of the Board member for the period during which he or she served on our Board during 2017, which was all of 2017 for Dr. Kelley and Dr. Rastetter, from July 19, 2017 through December 31, 2017 for Mr. Hawley and Ms. Steele, and from January 1, 2017 through July 19, 2017 for Messrs. Arbuckle, Crane and McKee, and Drs. Friedman, Parkinson and Walt.

2017 Director Compensation
Name	Fee Earned or Paid in Cash	Option Awards (1)	All Other Compensation	Total
Roger Hawley	$39,921	$14,432	$—	$54,353
Susan L. Kelley, M.D.	$44,511	$13,120	$—	$57,631
William H. Rastetter, Ph.D.	$67,214	$13,120	$—	$80,334
Robin J. Steele, J.D., L.L.M.	$21,427	$14,432	$—	$35,859
Stuart A. Arbuckle	$25,375	—	—	$25,375
Alan L. Crane	$19,307	—	—	$19,307
Paul A. Friedman, M.D.	$22,582	—	—	$22,582
William T. McKee	$33,098	—	—	$33,098
David R. Parkinson, M.D.	$24,565	—	—	$24,565
David R. Walt, Ph.D.	$25,375	—	—	$25,375

(1)

The amounts in this column represent the grant date fair value, determined in accordance with ASC Topic 718, Compensation-Stock Compensation (ASC Topic 718), of stock options granted to the applicable individual during the applicable year. See Note 8. Stock Based Compensation to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 28, 2018 for details as to the assumptions used to determine the fair value of the awards. Pursuant to the terms of the stock options held by each of the directors serving on our Board prior to the closing of the Cerulean/Private Daré stock purchase transaction, such stock options vested in full upon such closing.

As of December 31, 2017, our non-employee directors had stock options outstanding to purchase the following number of shares of our common stock:

Name	# of Shares Subject to Outstanding Options
Roger Hawley	12,349
Susan L. Kelley, M.D.	7,300
William H. Rastetter, Ph.D.	7,301
Robin J. Steele, J.D., L.L.M.	2,200
Stuart A. Arbuckle	4,200
Alan L. Crane	6,424
Paul A. Friedman, M.D.	15,301
William T. McKee	5,301
David R. Parkinson, M.D.	5,300
David R. Walt, Ph.D.	4,200

CORPORATE GOVERNANCE

Role of the Board of Directors

Our Board oversees and provides guidance for our business and affairs. Our Board oversees the development of our strategy and business planning process and management’s implementation of them and oversees management.

Board Leadership Structure

Roger Hawley currently serves as Chairman of our Board, and has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to our directors. The Chairman has substantial ability to shape the work of our Board. We believe that separation of the positions of chairman and chief executive officer reinforces the independence of our Board in its oversight of our business and affairs. In addition, we believe that separation of the positions of chairman and chief executive officer creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in our best interests and in the best interests of our stockholders. As a result, we believe that having the positions of chairman and chief executive officer separated can enhance the effectiveness of our Board as a whole.

In addition, we have a separate chair for each committee of our Board. The chair of each committee is expected to report to our Board from time to time, or whenever so requested by our Board, on the activities of his or her committee in fulfilling its responsibilities as detailed in its respective charter or specify any shortcomings should that be the case.

Director Independence

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with our legal counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in Nasdaq listing standards, as in effect from time to time. Consistent with these considerations, after review of all relevant identified transactions or relationships between each of our directors, or any of his or her family members, and the Company, its senior management and its independent auditors, our Board affirmatively determined that all of our directors, except Ms. Johnson who is not considered independent because she is one of our executive officers, are independent directors as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules.

With respect to the individuals who served on our Board during 2017 and who resigned from our Board in connection with the closing of the Cerulean/Private Daré stock purchase transaction (Messrs. Arbuckle, Crane, Guiffre, and McKee, and Drs. Friedman, Parkinson and Walt), our Board determined that each of them, except Mr. Guiffre who could not be considered independent because he was one of our executive officers, was an independent director as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules.

Board Committees

Our Board currently has three committees comprised of the directors identified in the table below.

Director	Audit	Compensation	Nominating & Corporate Governance
Roger L. Hawley	C
Jessica D. Grossman, M.D.			M
Susan L. Kelley, M.D.			C
Sabrina Martucci Johnson
William H. Rastetter, Ph.D.	M	C
Robin J. Steele, J.D., L.L.M.	M	M

C = chairperson; M = member

The members of each committee of our Board prior to the closing of Cerulean/Private Daré stock purchase transaction are listed below. Effective upon the closing of that transaction, each individual resigned from the applicable committee.

Director	Audit	Compensation	Nominating & Corporate Governance
William H. Rastetter, Ph.D.			C
Stuart Arbuckle	M		M
Alan L. Crane

Paul A. Friedman, M.D.		C
William T. McKee	C	M
David Parkinson, M.D.		M
David Walt, Ph.D.	M		M

C = chairperson; M = member

Board Oversight of Risk

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board, as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices, including oversight of processes and procedures designed to prevent illegal or improper conduct. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Meetings

Our Board met sixteen times and acted by unanimous written consent eight times during 2017. During 2017, our independent directors met eight times in an executive session that are attended only by independent directors. The Audit Committee met six times and acted by unanimous written consent four times during 2017. The Compensation Committee met five times and acted by unanimous written consent two times during 2017. The Nominating & Corporate Governance Committee met one time during 2017.

All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served during 2017.

This section includes information relating to our Board, its committees and its members during 2017, both before and after the closing of the Cerulean/Private Daré stock purchase transaction.

Audit Committee

The Audit Committee of our Board is an audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee currently has three members. Our Board has determined that each member of the Audit Committee—Mr. Hawley, Dr. Rastetter and Ms. Steele—is able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement. Our Board has also determined that Mr. Hawley qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K, and that each member is independent as defined under applicable Nasdaq rules and meets the independent requirements contemplated by Rule 10-3A under the Exchange Act.

The Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. A copy of the Audit Committee’s written charter is publicly available on our website at www.darebioscience.com.

Audit Committee Report *

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2017 with our management. The Audit Committee has discussed with our independent registered accounting firm the matters required to be discussed under the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The Audit Committee has also received and reviewed the written disclosures and the letter from our independent registered accounting firm required by applicable requirements of the PCAOB regarding our independent registered accounting firm’s communications with the audit committee concerning independence, and discussed with our independent registered accounting firm its independence from our company. Based on the above reviews and discussions, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

Roger L. Hawley
Robin Steele, J.D., L.L.M.
William H. Rastetter, Ph.D.

*

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee of our Board currently has two members, William H. Rastetter, Ph.D. (Chairman), and Robin J. Steele. All members of the Compensation Committee qualify as independent under the definition promulgated by Nasdaq. The Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of our Board are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee also administers our 2007 Stock Incentive Plan, 2014 Stock Incentive Plan and the 2015 Employee, Director and Consultant Equity Incentive Plan of Private Daré.

The Compensation Committee has adopted processes and procedures for the consideration and determination of executive and director compensation that are designed to enhance our profitability and increase stockholder value, reward executive officers for their contribution to our growth and profitability, recognize individual initiative, leadership, achievement, and other contributions and provide competitive compensation that will attract and retain qualified executives and directors.

The Compensation Committee is responsible for reviewing and recommending to our Board corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives, and recommending to the Board our Chief Executive Officer’s compensation levels based on this evaluation, and conducts its decision-making process with respect to this issue without our Chief Executive Officer present. The Compensation Committee is responsible for reviewing and approving compensation of our directors and executive officers (other than our Chief Executive Officer).

The Compensation Committee may delegate authority to one or more subcommittees of the Compensation Committee, each subcommittee to consist of at least two members of the Committee. Any such subcommittee, to the extent permitted by the Compensation Committee and to the extent not limited by applicable law, may exercise all the powers and authority of the Compensation Committee.

The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Compensation Committee has engaged the services of Radford, an Aon Hewitt company (“Radford”), a national executive compensation consulting firm, to review and provide recommendations concerning all of the components of our executive compensation program. Radford performs services solely on behalf of the Compensation Committee and has no relationship with the Company or management except as it may relate to performing such services. Radford assists the Compensation Committee in defining the appropriate market of the Company’s peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group each year. Radford also assists the Committee in benchmarking our director compensation program and practices against those of our peers. The Compensation Committee has assessed the independence of Radford pursuant to SEC rules and the corporate governance rules of Nasdaq and concluded that no conflict of interest exists that would prevent Radford from independently representing the Compensation Committee.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.darebioscience.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (“Nominating Committee”) of our Board has two members, Susan L. Kelley (Chairperson) and Roger L. Hawley. Our Board has determined that all members of the Nominating Committee qualify as independent under the definition promulgated by Nasdaq. The Nominating Committee’s responsibilities are set forth in the Nominating Committee’s written charter and include:

•	evaluating and making recommendations to our Board as to the composition, organization and governance of our Board and its committees,

•	evaluating and making recommendations as to director candidates,

•	evaluating current Board members’ performance

•	overseeing the process for Chief Executive Officer and other executive officer succession planning, and

•	developing and recommending governance guidelines for the Company.

Generally, our Nominating Committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the Nominating Committee will evaluate a candidate’s qualifications in accordance with our Nominating Committee Policy Regarding Qualifications of Directors appended to our Nominating Committee’s written charter. Threshold criteria include: personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of our industry, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of our stockholders. The Nominating Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the Nominating Committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our Board and its committees.

If a stockholder wishes to propose a candidate for consideration as a nominee for election to the Board, it must follow the procedures described in our by-laws, including the advance notice procedures therein. The required notice must be in writing and received by our Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

In general, persons recommended by stockholders will be considered in accordance with our Policy on Shareholder Recommendation of Candidates for Election as Directors appended to our Nominating Committee’s written charter. Any such recommendation should be made in writing to the Nominating Committee, care of our Secretary at our principal office and should be accompanied by the following information, which is a summary, concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:

•	all information relating to such person that would be required to be disclosed in a proxy statement;

•	certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;

•	a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and

•	a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

•	certain biographical information concerning the proposed nominee;

•	all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;

•	certain information about any other security holder of the Company who supports the proposed nominee;

•	a description of all relationships between the proposed nominee and the recommending stockholder or any beneficial owner, including any agreements or understandings regarding the nomination; and

•	additional disclosures relating to stockholder nominees for directors, including disclosures required by our by-laws.

A copy of the Nominating Committee’s written charter, including its appendices, is publicly available on the Company’s website at www.darebioscience.com.

Director Nominees

The Nominating Committee seeks to assemble a board of directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Nominating Committee has identified and evaluated nominees in the broader context of our Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating Committee views as critical to effective functioning of our Board. The biographies of each of our directors beginning on page 5 include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating Committee to believe that that individual should serve on our Board, however, each of the members of the Nominating Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for our Board, and these views may differ from the views of other members.

Attendance of Directors at Annual Meetings of Stockholders

We expect all of our directors to attend the Annual Meeting. Our Board has adopted a policy under which each director makes every effort to, but is not required to, attend each annual meeting of our stockholders. We did not hold an annual meeting of stockholders during 2017, however, all of our directors who were standing for re-election in 2016 attended the 2016 annual meeting of stockholders.

Stockholder Communications with the Board

Our Board has adopted a formal process by which stockholders may communicate with our Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Daré Bioscience, Inc., 11119 N. Torrey Pines Rd., Suite. 200, La Jolla, CA 92037. These communications will be reviewed by the Secretary, who will determine whether the communication is appropriate for presentation to our Board or the relevant director. The purpose of this screening is to avoid having our Board consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

Family Relationships; Arrangements; Legal Proceedings

There are no family relationships among any of our directors and executive officers. There are no arrangements or understandings with another person under which our directors and officers was or is to be selected as a director or executive officer. Additionally, none of our directors or executive officers is involved in any legal proceeding that requires disclosure under Item 401(f) of Regulation S-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, our directors and executive officers, and beneficial owners of more than 10% of our common stock (collectively, reporting persons) are required to file reports of ownership of our common stock and changes in such ownership with the SEC. Reporting persons also are required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of copies of Section 16(a) forms furnished to us, or representation from reporting persons that no other reports were required during the fiscal year ended December 31, 2017, we believe that all Section 16(a) filing requirements applicable to reporting persons were timely met during 2017 except that Sabrina Martucci Johnson was inadvertently late in filing a Form 4 to report her acquisition of shares of our common stock on July 19, 2017 in connection with the closing of the Cerulean/Private Daré stock purchase transaction. Such filing was made on July 25, 2017.

Code of Conduct and Ethics

We have adopted a Corporate Code of Conduct and Ethics and Whistleblower Policy that applies to all our employees, including our chief executive officer and chief financial and accounting officers. We will provide any person, without charge, a copy of our Corporate Code of Conduct and Ethics and Whistleblower Policy upon written request to Investor Relations, Daré Bioscience, Inc., 11119 N. Torrey Pines Rd, Suite 200, La Jolla, CA 92037. We also post on our website a copy of our Corporate Code of Conduct and Ethics and Whistleblower Policy at www.darebioscience.com. Information contained on the website is not incorporated by reference in, or considered part of, this report. We intend to disclose any changes in our Corporate Code of Conduct and Ethics and Whistleblower Policy or waivers from it that apply to our principal executive officer, principal financial officer, or principal accounting officer by posting such information on the same website or by filing with the SEC a Current Report on Form 8-K, in each case if such disclosure is required by SEC or Nasdaq rules.

EXECUTIVE OFFICERS

Set forth below are the names, ages, offices held, tenure, and certain biographical information of each of our executive officers as of May 22, 2018.

Name	Age	Offices	Officer Since
Sabrina Martucci Johnson	52	Chief Executive Officer, President, Secretary and Director	July 2017
Lisa Walters-Hoffert	59	Chief Financial Officer	July 2017

Ms. Johnson’s biographical information is included above with those of the other members of our Board.

Lisa Walters-Hoffert. Ms. Walters-Hoffert co-founded Private Daré in 2015 and served as its Chief Business Officer since its inception and until the closing of the Cerulean/Private Daré stock purchase transaction, at which time she was appointed Chief Financial Officer of the combined company. During the 25 years prior to joining Private Daré, Ms. Walters-Hoffert was an investment banker focused primarily on raising equity capital for, and providing advisory services to, small-cap public companies. From 2003 to 2015, Ms. Walters-Hoffert worked for Roth Capital Partners, an investment banking firm focused on providing investment banking services to such companies, most recently serving as Managing Director in the Investment Banking Division, overseeing the firm’s San Diego office and its activities with respect to medical device, diagnostic and specialty pharma companies. At Roth Capital Partners, Ms. Walters-Hoffert trained and managed transaction deal teams and was responsible for the oversight of all aspects of transactions, including due diligence, internal communications with sales forces and external communications with institutional investors, among others. Ms. Walters-Hoffert has held various positions in the corporate finance and investment banking divisions of Citicorp Securities in San José, Costa Rica and Oppenheimer & Co, Inc. in New York City, New York. Ms. Walters-Hoffert has served as a member of the board of directors of the San Diego Venture Group, as Past Chair of the UCSD Librarian’s Advisory Board and as Immediate Past Chair of the Board of Planned Parenthood of the Pacific Southwest. Ms.  Walters-Hoffert graduated from Duke University with a B.S. in Management Sciences, magna cum laude.

EXECUTIVE COMPENSATION

Impact of the Cerulean/Private Daré Stock Purchase Transaction

We experienced a significant change in management in connection with the closing of the Cerulean/Private Daré stock purchase transaction in July 2017. The members of Cerulean’s management team resigned from their respective offices, and Sabrina Martucci Johnson was appointed as our President, Chief Executive Officer and Secretary and Lisa Walters-Hoffert was appointed as our Chief Financial Officer.

Overview

The Compensation Committee, currently comprised of two non-employee members of our Board, William H. Rastetter, Ph.D. and Robin J. Steele, J.D., L.L.M, assists our Board in discharging its responsibilities in respect of compensation of our executive officers and directors. The Compensation Committee is charged with establishing a compensation policy for our executive officers designed to (1) enhance our profitability and increase stockholder value, (2) reward executive officers for their contribution to our growth and profitability, (3) recognize individual initiative, leadership, achievement, and other contributions and (4) provide competitive compensation that will attract and retain qualified executives.

Subject to variation where appropriate, the compensation policy for executive officers shall include (1) base salary, (2) annual or other time- or project-based incentive compensation, which shall be awarded for the achievement of predetermined financial, project, research or other designated objectives of Daré as a whole and of the executive officers individually and (3) long-term incentive compensation in the forms of equity participation and other awards with the goal of aligning, where appropriate, the long-term interests of executive officers with those of our stockholders and otherwise encouraging the achievement of superior results over an extended time period.

With respect to the compensation of our Chief Executive Officer, the Compensation Committee annually reviews and recommends to our Board corporate goals and objectives relevant to compensation, evaluates performance in light of those goals and objectives, and recommends to our Board compensation levels based on this evaluation. Our Chief Executive Officer may not be present during any deliberations or voting with respect to her compensation. The Compensation Committee annually reviews and approves the compensation of our other executive officers.

With respect to our executive officer compensation program, the Compensation Committee also: (1) reviews competitive practices and trends to determine the adequacy of our executive compensation program; (2) reviews and considers participation and eligibility in the various components of our total executive compensation package; (3) annually reviews and approves the compensation of our directors, including with respect to any equity based plan; (4) as deemed necessary or appropriate, approves employment contracts, severance arrangements, change in control provisions and other agreements; and (5) approves and administers cash incentives and deferred compensation plans for our executive officers (including any modification to such plans) and oversees the performance objectives and funding for executive incentive plans.

Named Executive Officers

The table below shows the compensation awarded to or paid to, or earned by: (1) all individuals serving or having served as our principal executive officer or acting in a similar capacity during 2017, regardless of compensation level; (2) our most highly compensated executive officer other than our principal executive officer who was serving as an executive officer at the end of 2017; and (3) up to two additional individuals for whom disclosure would have been provided pursuant to clause (2) but for the fact that the individual was not serving as one of our executive officers at the end of 2017. These individuals, who collectively are referred to as our Named Executive Officers, were:

•	Sabrina Martucci Johnson, our President, Chief Executive Officer and Secretary;

•	Lisa Walters-Hoffert, our Chief Financial Officer;

•	Christopher D. T. Guiffre, J.D., our former Chief Executive Officer;

•	Adrian Senderowicz, M.D., our former Senior Vice President and Chief Medical Officer; and

•	Scott Eliasof, Ph.D., our former Senior Vice President and Chief Scientific Officer

2017 Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary		Bonus		Option Awards (6)	All Other Compensation		Total
Sabrina Martucci Johnson (1)	2017	$144,278		$121,875		$—	$—		$266,153
President and Chief Executive Officer
Lisa Walters-Hoffert (1)	2017	$115,094		$68,250		$—	$—		$183,344
Chief Financial Officer
Christopher D. T. Guiffre, J.D. (2)	2017	$311,402	(3)	$244,800	(4)	$280,468	$1,017,107	(7)	$1,853,777
Former Chief Executive Officer	2016	$480,000		$240,000	(5)	$237,544	$11,230	(8)	$968,774
Adrian Senderowicz, M.D. (2)	2017	$209,494	(3)	$204,249	(4)	$177,655	$115,616	(9)	$743,014
Former SVP & Chief Medical Officer	2016	$400,489		$160,196	(5)	$154,640	$11,566	(8)	$726,891
Scott Eliasof, Ph.D. (2)	2017	$169,698	(3)	$160,000	(4)	$135,356	$99,997	(10)	$565,051
Former SVP & Chief Scientific Officer	2016	$297,548		$95,054	(5)	$130,733	$12,406	(8)	$534,741

(1)

Ms. Johnson and Ms. Walters-Hoffert were appointed to the offices indicated effective July 19, 2017, and their base salaries represent the amounts paid to each of them from such date through December 31, 2017. Compensation for their services in their capacity as officers of Private Daré is not included in this table.

(2)

The employment of Mr. Guiffre, Dr. Senderowicz, and Dr. Eliasof terminated on July 19, 2017, June 15, 2017 and June 30, 2017, respectively, and their base salaries for 2017 represent the amounts paid to each of them from January 1, 2017 through such dates.

(3)	Includes $40,553, $22,265 and $9,698 of cash paid in lieu of accrued vacation for Mr. Guiffre, Dr. Senderowicz, and Dr. Eliasof, respectively.
(4)	This amount represents a retention bonus paid in March 2017. For further information regarding this bonus, see “Narrative to Summary Compensation Table —Former Executive Officers,” below.
(5)	This amount represents discretionary bonuses earned in 2016 and paid in January 2017 except for Mr. Guiffre whose 2016 bonus was paid in December 2016.
(6)

The amounts in this column represent (a) the grant date fair value of stock options granted to the applicable individual during the applicable year, and (b) with respect to 2017 only, the incremental fair value of stock options that were modified during 2017. Such stock options vested in full upon the closing of the Cerulean/Private Daré stock purchase transaction. The grant date fair value and the incremental fair value of the stock options were determined in accordance with ASC Topic 718, Compensation-Stock Compensation (ASC Topic 718). See Note 8. Stock Based Compensation to our

consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 28, 2018 for details as to the assumptions used to determine the grant date fair value of the awards.

(7)

This amount consists of (a) a $29,129 health assistance payment; (b) a $125,526 change in control bonus; (c) a $489,600 severance payment; (d) a $360,000 severance bonus; and (e) $12,852 of 401(k) plan company-matching contributions. For further information regarding these matters, see “Narrative to Summary Compensation Table —Former Executive Officers,” below.

(8)

These amounts consist of (a) $10,600 of 401(k) plan company-matching contributions for each executive and (b) life insurance premiums in the amounts of $630, $966 and $1,806 for Mr. Guiffre, Dr. Senderowicz, and Dr. Eliasof, respectively.

(9)

This amount consists of (a) a $104,732 change in control bonus; and (b) $10,884 of 401(k) plan company-matching contributions. For further information regarding the change in control bonus, see “Narrative to Summary Compensation Table —Former Executive Officers,” below.

(10)

This amount consists of (a) a $7,070 health assistance payment; (b) a $82,043 change in control bonus; and (c) $10,884 of 401(k) plan company-matching contributions. For further information regarding these matters, see “Narrative to Summary Compensation Table—Former Executive Officers,” below.

Narrative to Summary Compensation Table

Current Executive Officers

Our current executive officers—Ms. Johnson and Ms. Walters-Hoffert—were each appointed to their offices in July 2017 in connection with the closing of the Cerulean/Private Daré stock purchase transaction. The amounts reported for each of them in the Summary Compensation Table, above, represent compensation paid to or earned by them for their services as our executive officers between July 19, 2017 and December 31, 2017. Their annual base salary for 2017 is set forth in the table below.

Officer	Annual Base Salary
Sabrina Martucci Johnson	$325,000
Lisa Walters-Hoffert	$260,000

In March 2018, the Compensation Committee determined to award bonuses of $121,875 and $68,250, respectively, to Ms. Johnson and Ms. Walters-Hoffert in respect of their performance during 2017. Such amounts represent 75% of the maximum amount of each of their annual bonuses under the terms of their employment agreements. Upon execution of her employment agreement, Ms. Walters-Hoffert was paid $45,500, which was intended to represent a portion of her 2017 annual bonus, and she was paid $22,750 in March 2018. Ms. Johnson was paid her entire bonus in March 2018. For additional information regarding their employment agreements, see “Employment Agreements and Termination of Employment & Change in Control Arrangements,” below.

Former Executive Officers

In March 2017, Cerulean entered into retention agreements with each of Mr. Guiffre, Dr. Senderowicz and Dr. Eliasof pursuant to which they received the following amounts, less all applicable taxes and withholdings: (1) a retention bonus equal to 6 months of their respective base salary; (2) a health assistance payment equal to 6 times (18 times for Mr. Guiffre) Cerulean’s monthly contribution to company-provided health and dental insurance coverage in effect with respect to such executive’s coverage elections; (3) a change in control bonus, which was $125,526 for Mr. Guiffre, $104,732 for Dr. Senderowicz, and $82,043 for Dr. Eliasof; and (4) solely with respect to Mr. Guiffre, a severance payment equal to 12 months of his base salary and a severance bonus equal to 1.5 times his 2016 cash performance bonus. Mr. Guiffre’s, Dr. Senderowicz’s and Dr. Eliasof’s 2017 annual base salary was $489,600, $408,499 and $320,000, respectively. The retention bonuses were paid upon the applicable executive’s execution of a release of claims agreement entered into contemporaneously with the retention agreement and are reported in the “Bonus” column in the 2017 Summary Compensation Table, above. The health assistance payments, the change in control bonus, the severance payment and the severance bonus were each paid upon the applicable executive’s execution of a reaffirmation of the release of claims on the date his employment terminated and are reported in the “All Other Compensation” column in the 2017 Summary Compensation Table, above. Dr. Senderowicz did not receive a health assistance payment because he did not participate in the company-provided health and dental insurance coverage.

During 2017, the Compensation Committee of the Cerulean board of directors granted stock options to Mr. Guiffre, Dr. Senderowicz and Dr. Eliasof as follows:

Grantee	Month Granted	# of Shares Subject to Option	Exercise Price
Mr. Guiffre	January 2017	30,001	$8.20
Dr. Senderowicz	January 2017	21,001	$8.20
Dr. Eliasof	January 2017	16,000	$8.20

In March 2017, the Cerulean board of directors amended the terms of outstanding stock options to provide that all such stock options held prior to the Cerulean/Private Daré stock purchase transaction would vest in full upon a change in control. The Cerulean board of directors determined that the Cerulean/Private Daré stock purchase transaction constituted a change in control for such purpose. Therefore, all such outstanding stock options, including those held by Mr. Guiffre, Dr. Senderowicz and Dr. Eliasof, vested in full immediately upon the closing of the Cerulean/Private Daré stock purchase transaction. The value of stock options that were accelerated upon the closing of the Cerulean/Private Daré stock purchase transaction was $54,031, $38,713, and $30,334 for the stock options held by Mr. Guiffre, Dr. Senderowicz and Dr. Eliasof, respectively. Such value was calculated by multiplying the number of shares subject to the accelerated portion of their stock options by the amount by which $1.01, the average closing market price of our common stock over the first five business days following the first public announcement of the Cerulean/Private Daré stock purchase transaction, exceeded the exercise price of such option.

In 2016, Cerulean paid base salaries of $480,000, $400,489 and $297,548 to Mr. Guiffre, Dr. Senderowicz and Dr. Eliasof, respectively. In October 2016, Dr. Eliasof was promoted to Senior Vice President and Chief Scientific Officer and his 2016 annual base salary was increased to $320,000. With respect to 2016, the Compensation Committee of the Cerulean board of directors determined, based on a number of factors, to award cash bonuses of $240,000, $160,196 and $160,000 to Mr. Guiffre, Dr. Senderowicz and Dr. Eliasof, respectively, such amounts representing 100% of bonus targets for each of them.

In 2016, the Compensation Committee of the Cerulean board of directors granted stock options to Mr. Guiffre, Dr. Senderowicz and Dr. Eliasof as follows:

Grantee	Month Granted	# of Shares Subject to Option	Exercise Price
Mr. Guiffre	January 2016	13,701	$30.04
Dr. Senderowicz	January 2016	5,001	$30.04
Dr. Eliasof	January 2016	4,251	$30.04
Dr. Senderowicz	August 2016	10,000	$11.40
Dr. Eliasof	August 2016	7,501	$11.40
Dr. Eliasof	October 2016	1,001	$8.75

Employment Agreements and Termination of Employment & Change in Control Arrangements

In August 2017, we entered into employment agreements with each of Ms. Johnson and Ms. Walters-Hoffert. The following is a summary of the material terms of such employment agreements.

Each executive is eligible to receive an annual base salary in the amount set forth below. Their base salary, which was retroactively effective as of July 19, 2017, may be increased at the discretion of our Board.

Officer	Annual Base Salary
Sabrina Martucci Johnson	$325,000
Lisa Walters-Hoffert	$260,000

In our sole discretion, Ms. Johnson and Ms. Walters-Hoffert are each eligible to receive an annual bonus in an amount equal to up to 50% and 35%, respectively, of each their respective then-current annual base salary. The amount of their annual bonus, if any, will be based on the assessment of our Board of the applicable executive’s performance and our company’s performance.

Each executive is entitled to (1) participate in all equity, pension, savings and retirement plans, welfare and insurance plans, practices, policies, programs and perquisites of employment applicable generally to our senior executives, (2) receive reimbursement for reasonably incurred business expenses and (3) receive paid vacation and holiday time in accordance with policies generally applicable to our senior executives.

Subject to earlier termination, including in the event of death, each employment agreement is for a two-year term and automatically renews for successive one-year terms unless either party provides notice of her intent not to renew at least 60 days prior to the applicable expiration date. The executive may terminate her employment for good reason after giving us 14 days to correct or “cure” the circumstances giving rise to a termination for good reason, or for any reason other than for good reason a upon at least 14 days’ prior written notice. We may terminate the employment of each executive without prior written notice for cause, without cause on 14 days’ prior written notice, or in the event of the executive’s disability. The employment agreement automatically terminates upon the executive’s death.

The following table summarizes our obligations and the payments and other benefits to which the executive may be entitled if her employment is terminated for the reason specified, other than in connection with a change of control, which is discussed in the paragraph below the table.

Reason for Termination	Accrued Obligations(1)	Cash Payments(2)	Other Benefits(2)
By us for cause. By the executive without good reason. Executive’s death or disability. Executive elects not to renew agreement.	We must pay the executive any accrued obligations as of the date of termination	None.	None.

By us other than for cause. By the executive with good reason. We elect not to renew agreement.	We must pay the executive any accrued obligations as of the date of termination	We must pay the executive: (1) any accrued but unpaid bonus (or a pro rata portion of such bonus) as of the date of termination; and (2) an amount equal to a specified number of months of the executive’s then-current base salary. (3)	We must provide the executive continuing health benefits coverage for a specified number of months.(3)

(1)

Consists of any earned but unpaid base salary, unpaid expense reimbursements, and any vested benefits the executive may have under any employee benefit plan, in each case, as of the date of termination.

(2)

Payment and benefits are conditioned on (a) the executive’s continued compliance with her obligations under the employment agreement related to confidentiality and non-interference and intellectual property covenants and (b) the executive (or her estate) executing and delivering a full release of all claims in favor of Daré.

(3)	The number of months is 12 for Ms. Johnson and 9 for Ms. Walters-Hoffert.

Under the terms of their employment agreements, if the executive’s employment is terminated by us without cause or by the executive for good reason, in each case, within three months prior to or 12 months following a change of control: (1) the executive is eligible to receive an amount equal to a specified number of months (18 for Ms. Johnson and 12 for Ms. Walters-Hoffert) of the executive’s then-current base salary and target bonus at the rate in effect immediately prior to such termination, (2) the executive will receive continuing health benefits coverage for a specified number of months (18 for Ms. Johnson and 12 for Ms. Walters-Hoffert) and (3) any unvested and outstanding equity interests such executive may have in Daré will fully vest and accelerate.

All payments made and benefits available to each executive in connection with her employment agreement will comply with Internal Revenue Code Section 409A in accordance with the terms of her employment agreement.

Other Benefits

We maintain a defined contribution employee retirement plan for all our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. If a participant contributes 5% or more of their compensation, we match their contribution up to 4% of their annual compensation, subject to statutory limits.

We currently do not have any annuity, pension or deferred compensation plan or other arrangements for our executive officers or any employees.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning equity awards held by our Named Executive Officers that were outstanding as of December 31, 2017, all of which were vested in full as of July 19, 2017:

		2017 Outstanding Equity Awards at Fiscal Year-End Option Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Christopher D. T. Guiffre, J.D.	1/25/2012	10,549	—	37.72	1/24/2022
	12/19/2012	1,848	—	39.17	2/18/2022
	1/10/2014	1,793	—	105.90	1/9/2024
	6/24/2014	5,031	—	57.30	6/23/2024
	10/29/2014	5,031	—	43.60	10/28/2024
	2/5/2015	7,500	—	81.60	2/4/2025
	3/23/2015	40,753	—	98.40	3/22/2025
	1/5/2016	13,701	—	30.40	1/4/2026
	1/5/2017	30,001	—	8.20	1/5/2027

Scott Eliasof, Ph.D.	7/8/2008	52	—	59.48	7/7/2018
	3/27/2009	59	—	59.48	3/26/2019
	1/28/2011	1,062	—	33.37	3/4/2020
	1/25/2012	1,379	—	37.72	1/24/2022
	12/19/2012	1,971	—	39.17	1/18/2022
	1/10/2014	1,379	—	105.90	1/9/2024
	6/24/2014	5,841	—	57.30	6/23/2024
	2/5/2015	4,301	—	81.60	2/4/2025
	12/1/2015	15,801	—	32.90	11/30/2025
	1/5/2016	4,251	—	30.40	1/4/2026
	8/22/2016	7,501	—	11.40	8/22/2026
	10/25/2016	1,001	—	8.75	10/25/2026
	1/5/2017	16,000	—	8.20	1/5/2027

Adrian Senderowicz, M.D.	6/10/2015	9,000	—	47.10	6/9/2025
	9/4/2015	13,501	—	42.10	9/3/2025
	12/1/2015	15,801	—	32.90	11/30/2025
	1/5/2016	5,001	—	30.40	1/4/2026
	8/22/2016	10,000	—	11.40	8/22/2026
	1/5/2017	21,001	—	8.20	1/5/2027

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information, as of May 22, 2018, regarding the beneficial ownership of our common stock for (1) each person known by us to be the beneficial owner of more than 5% of our common stock, (2) each of our directors, (3) each of our Named Executive Officers and (4) all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with applicable SEC rules, and the information reflected in the table below is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after the date set forth in the paragraph above through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on the information furnished to us and on SEC filings, that each of the persons named in table below has sole voting and investment power with respect to the shares indicated as beneficially owned.

The information set forth in the table below is based on 11,422,161 shares of our common stock issued and outstanding on May 22, 2018. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants, rights or other convertible securities held by that person that are currently exercisable or will be exercisable within 60 days after such date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the address for each person listed in the table below is c/o Daré Bioscience, Inc., 11119 North Torrey Pines Road, Suite 200, La Jolla, California 92037.

Name	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders
Empery Asset Management, LP (1)	1,700,000	14.9%
CVI Investments, Inc. (2)	975,000	8.5%
Named Executive Officers and Directors
Sabrina Martucci Johnson (3)	962,062	8.4%
Lisa Walters-Hoffert (4)	443,512	3.9%
Jessica D. Grossman, M.D.	—	*
Roger Hawley (5)	501,293	4.4%
Susan L. Kelley, M.D. (6)	7,300	*
William H. Rastetter, Ph.D. (7)	17,604	*
Robin Steele (8)	246,904	2.2%
Christopher D. T. Guiffre, J.D. (9)	117,455	1.0%
Adrian Senderowicz (10)	74,304	*
Scott Eliasof, Ph.D. (11)	60,608	*
All directors and executive officers as a group (7 persons) (12)	2,178,675	19.0%

*	Less than 1%
(1)

Consists of (a) 1,000,000 shares of common stock and (b) 700,000 shares of common stock issuable upon exercise of warrants. As further described below, such warrants are subject to a 4.99% blocker, and the percentage beneficially owned shown in the table gives effect to such blocker. However, the number of shares beneficially owned shown in the table includes the number of shares of common stock that would be issuable upon full exercise of such warrants and does not give effect to such blocker. Therefore, the actual number of shares beneficially owned, after giving effect to such blocker, is less than the number of shares beneficially owned shown in the table. Each of Messrs. Ryan M. Lane and Martin D. Hoe is a managing member of Empery Am GP, LLC, the general partner of Empery Asset Management, LP. Messrs. Lane and Hoe and Empery Asset Management, LP have shared voting and dispositive power over the shares beneficially owned. The address of Empery Asset Management, LP is 1 Rockefeller Plaza, Suite 1205, New York, New York 10020. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by Empery Asset Management, LP with the SEC on February 21, 2018. Pursuant to the terms of the warrants, the number of shares of common stock that may be acquired by the stockholder upon exercise of the warrants is limited, to the extent necessary, to ensure that following such exercise, the number of shares of our common stock then beneficially owned by the stockholder and any other persons or entities whose beneficial ownership of common stock would be attributed to the stockholder for purposes of Section 13(d) of the Exchange Act does not exceed 4.99% of the total number of shares of our common stock then outstanding. Upon delivery of a written notice to Daré, the stockholder may from time to time increase (with such increase not effective until the 61st day after delivery of such notice) or decrease the 4.99% cap to any other percentage not in excess of 9.99%.

(2)

Heights Capital Management, Inc., which serves as the investment manager to CVI Investments, Inc., may be deemed to be the beneficial owner of all shares owned by CVI Investments, Inc. The address of the principal business office of CVI Investments, Inc. is: P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands. The address of the principal business office of Heights Capital Management, Inc. is 101 California Street, Suite 3250, San Francisco, California 94111. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Schedule 13G filed by CVI Investments, Inc. with the SEC on February 22, 2018. The number of shares beneficially owned shown in the table does not include 700,000 shares of common stock issuable upon exercise of warrants. Pursuant to the terms of the warrants, the number of shares of common stock that may be acquired by the stockholder upon exercise of the warrants is limited, to the extent necessary, to ensure that following such exercise, the number of shares of our common stock then beneficially owned by the stockholder and any other persons or entities whose beneficial ownership of common stock would be attributed to the stockholder for purposes of Section 13(d) of the Exchange Act does not exceed 4.99% of the total number of shares of our common stock then outstanding. Upon delivery of a written notice to Daré, the stockholder may from time to time increase (with such increase not effective until the 61st day after delivery of such notice) or decrease the 4.99% cap to any other percentage not in excess of 9.99%

(3)

These shares are held by The Vincent S. Johnson and Sabrina M. Johnson Family Trust dated February 14, 2005. Ms. Johnson is the co-trustee of such trust and has shared investment and dispositive power over such shares.

(4)

These shares are held by The Lisa Walters-Hoffert Survivor’s Trust dated October 31, 2002. Ms. Walters-Hoffert is the trustee of such trust and has sole investment and dispositive power over such shares.

(5)

Includes 10,882 shares of common stock issuable upon exercise of stock options. The outstanding shares are held by The Hawley Family Trust Dated October 22, 2004. Mr. Hawley is the trustee of such trust and has sole investment and dispositive power over such shares.

(6)	Includes 7,300 shares of common stock issuable upon exercise of stock options.
(7)

Includes 7,301 shares of common stock issuable upon exercise of stock options. The outstanding shares are held by William and Marisa Rastetter Trustees of the Rastetter Family Trust U/A Dated 09/02/2010. Dr. Rastetter is the co-trustee of such trust and has shared investment and dispositive power over such shares.

(8)

Includes 733 shares of common stock issuable upon exercise of stock options. The outstanding shares are held by the Robin J. Steele Trust DTD 1/30/2015. Ms. Steele is the trustee of such trust and has sole investment and dispositive power over such shares.

(9)	Includes 116,207 shares of common stock issuable upon exercise of stock options.
(10)	Includes 74,304 shares of common stock issuable upon exercise of stock options.
(11)	Includes 60,598 shares of common stock issuable upon exercise of stock options.
(12)

Includes 26,216 shares of common stock issuable upon exercise of stock options. The members of this group are our two current executive officers (Ms. Johnson and Ms. Walters-Hoffert) and our five non-employee directors (Drs. Grossman, Kelley and Rastetter, Mr. Hawley and Ms. Steele).

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2017, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance. The share numbers in the table and in the footnotes thereto reflect the 1-for-10 reverse stock split of our common stock that was effected on July 20, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (c) (excluding securities reflected in column a))
Equity compensation plans approved by security holders (1)	529,747	$32.00	46,479
Equity compensation plans not approved by security holders (2)	—	$—	—

Total	529,747	$32.00	46,479

(1)

Consists of securities issued under our 2007 and 2014 Stock Incentive Plans. Under the 2014 Stock Incentive Plan, the number of shares of common stock authorized and reserved for issuance automatically increases on an annual basis on the first day of each fiscal year, by an amount equal to the lesser of (i) 10,000 shares of common stock, (ii) 4% of the number of outstanding shares of our common stock on such date, or (iii) an amount determined by our Board.

(2)

The table excludes 10,149 shares of common stock that may be issued upon exercise of outstanding options that were issued by Private Daré and that were assumed in connection with the closing of the Cerulean/Private Daré stock purchase transaction. The weighted average exercise price of such options is $0.01 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

Since January 1, 2016, there has not been nor are there currently proposed any transactions or series of similar transactions to which we were or are to be a party in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years (which average was $109,088) and in which any of our directors or executive officers or any holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Company Policy Regarding Related Party Transactions

Pursuant to its charter, the Audit Committee of our Board has the responsibility to review, approve and oversee any transaction between the Company and a related person (as defined in Item 404 of Regulation S-K) and to develop policies and procedures for Audit Committee’s approval of such transactions.

Indemnification Agreements

As permitted under Delaware law, we have entered into indemnification agreements with our officers and directors that provide that we will indemnify the directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by such director or officer in any action or proceeding arising out of their service as a director and/or officer. The term of the indemnification is for the officer’s or director’s lifetime.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Our Class I directors are up for election at the Annual Meeting.

Our Board, upon the recommendation of the Nominating Committee, has nominated Dr. Kelley and Dr. Grossman for election at the Annual Meeting and to serve until the 2021 annual meeting of stockholders and until their successors are duly elected and qualified.

Proxies may not be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Each of the directors nominated by our Board has consented to serving as a nominee, being named in this Proxy Statement, and serving on our Board if elected. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by our Board to fill the vacancy.

Vote Required

If a quorum is present at the Annual Meeting, the election of directors will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Accordingly, the two nominees receiving the most “FOR” votes from the holders of shares present during the Annual Meeting or represented by proxy and entitled to vote on the election of directors will be elected. You may vote “FOR” or “WITHHOLD” authority to vote for each of the director nominees. If you “WITHHOLD” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of directors.

OUR BOARD RECOMMENDS A VOTE “FOR” EACH NOMINEE NAMED ABOVE.

PROPOSAL 2

APPROVAL OF THE DARÉ BIOSCIENCE, INC. AMENDED AND RESTATED

2014 STOCK INCENTIVE PLAN

General

Our Board is requesting that our stockholders approve the Daré Bioscience, Inc. Amended and Restated 2014 Stock Incentive Plan (the “Amended and Restated 2014 Plan”) as attached as Appendix A to this Proxy Statement. Our Board approved the Amended and Restated 2014 Plan on May 28, 2018, subject to and effective upon approval of the Amended and Restated 2014 Plan by our stockholders. The Amended and Restated 2014 Plan is an amendment and restatement of the Daré Bioscience, Inc. 2014 Stock Incentive Plan (the “Existing Plan”). If our stockholders approve the Amended and Restated 2014 Plan:

•	the number of shares of our common stock authorized for issuance of awards under the plan will be increased from 779,955 to 2,046,885;

•

the number of shares authorized for issuance of awards under the plan will be increased annually, on the first day of each fiscal year until, and including, the fiscal year ending December 31, 2024, in an amount equal to the least of (i) 2,000,000 shares of our common stock, (ii) 4% of the number of outstanding shares of our common stock, or (iii) an amount determined by our Board; and

•

equity awards granted under the plan to any non-employee director, in any calendar year, may not exceed an aggregate grant date fair value of $500,000, except that such limitation does not apply to awards granted (i) pursuant to an election by a non-employee director to receive the award in lieu of cash for all or a portion of cash fees to be received for service on our Board or any committee of our Board or (ii) in connection with a non-employee director initially joining our Board.

The Existing Plan was approved by our Board and stockholders in March of 2014. By its terms, the Existing Plan may be amended by our Board provided that any amendment that our Board determines requires stockholder approval is subject to receiving such stockholder approval. Approval by our stockholders is required by the listing rules of Nasdaq. In addition, stockholder approval is required in order to ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code.

As of May 28, 2018, a total of 138,804 shares of our common stock remain available for issuance under the Existing Plan and options to purchase a total of 537,422 shares of common stock remain outstanding. As of May 28, 2018, a total of 43,380 shares of our common stock have been issued upon the exercise of options and vesting of other equity awards granted under the Existing Plan.

Reasons for Amendment and Restatement of the Existing Plan

Our Board, the Compensation Committee and management believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The Amended and Restated 2014 Plan will maintain and enhance the key policies and practices adopted by our Board and management to align employee and stockholder interests and to link compensation to company performance. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the increase in the number of shares available for issuance under the Existing Plan is essential to permit our Board to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. Our Board believes that the number of shares currently remaining available for issuance pursuant to future awards under the Existing Plan (as of May 28, 2018) is not sufficient for future granting needs. Our Board currently believes that if the Amended and Restated 2014 Plan is approved by our stockholders, the 2,046,885 shares available for issuance under the Amended and Restated 2014 Plan will result in an adequate number of shares of common stock being available for future awards under the Amended and Restated 2014 Plan for two additional years following the current year.

The following is a brief summary of the Amended and Restated 2014 Plan. This summary is qualified in its entirety by reference to the text of the Amended and Restated 2014 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Summary of Material Features of the Amended and Restated 2014 Plan.

Eligibility. The Amended and Restated 2014 Plan allows us to make grants of stock options, restricted stock awards, stock appreciation rights and other stock-based awards to employees, consultants, officers and directors who are in a position to make a significant contribution to our long-term success. All our employees, consultants, officers and directors are eligible to participate in the Amended and Restated 2014 Plan. As of May 28, 2018, there were approximately twenty individuals eligible to participate in the Amended and Restated 2014 Plan.

Shares Available for Issuance. As of May 28, 2018, a total of 779,955 shares of our common stock were reserved and available for issuance under the Existing Plan. If our stockholders approve the Amended and Restated 2014 Plan, a total of 2,046,885 shares of our common stock will be reserved and available for issuance under the Amended and Restated 2014 Plan. Under the terms of the Amended and Restated 2014 Plan, this reserve will automatically increase on January 1 of every year through and including 2024, by an amount equal to the least of:

•	2,000,000 shares of our common stock;

•	4% of the number of outstanding shares of our common stock on such date; or

•	an amount determined by our Board.

In addition, the Amended and Restated 2014 Plan provides for the issuance of up to 1,509,463 additional shares to be issued if awards outstanding under the Existing Plan are cancelled or expire on or after the date of the Annual Meeting. Generally, shares of common stock reserved for awards under the Amended and Restated 2014 Plan that lapse or are canceled (other than by exercise) will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes are not available again for future awards.

In no event shall awards granted under the Amended and Restated 2014 Plan to any non-employee director, in any calendar year, exceed an aggregate grant date fair value of $500,000, except that the foregoing limitation shall not apply to awards granted (i) pursuant to an election by a non-employee director to receive the award in lieu of cash for all or a portion of cash fees to be received for service on our Board or any committee, or (ii) in connection with a non-employee director initially joining our Board.

Stock Options. Stock options granted under the Amended and Restated 2014 Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-statutory stock options, which are not intended to meet those requirements. Incentive Stock Options may be granted to employees of the Company and its affiliates. Non-statutory options may be granted to employees, directors, officers and consultants of the Company and its affiliates. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant, provided that if our Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price shall not be less than 100% of the fair market value on such future date. The term of a stock option may not be longer than ten years. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain time or performance-based vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply, and that any dividends we declare and pay with respect to shares of restricted stock are paid only if and when such shares become free of restrictions on transferability and forfeitability that apply to such shares.

Restricted Stock Units. Restricted stock units are phantom shares that vest in accordance with terms and conditions established by our Board and when the applicable restrictions lapse, the grantee will be entitled to receive a payout in cash, shares or a combination thereof based on the number of restricted stock units specified in the award agreement. To the extent provided in an award agreement, dividend equivalents may be paid currently or credited to an account for the holder, may be settled in cash and/or shares of our common stock and may be subject to the same restrictions on transfer and forfeitability as the restricted stock units with respect to which such dividend equivalents are paid.

Other Stock-Based Awards. The Amended and Restated 2014 Plan also authorizes the grant of other types of stock-based compensation. Our Board or an authorized committee may award such stock-based awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment with us through a specified restricted period or achievement of one or more performance goals.

Plan Administration. In accordance with the terms of the Amended and Restated 2014 Plan, our Board has authorized our Compensation Committee to administer the Amended and Restated 2014 Plan. The Compensation Committee may delegate part of its authority and powers under the Amended and Restated 2014 Plan to one or more subcommittees, each subcommittee to consist of at least two members of the Compensation Committee, or to one or more officers of the Company, but only the Compensation Committee or our Board can make awards to a participant who is an “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or who is an “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). In accordance with the provisions of the Amended and Restated 2014 Plan, our Compensation Committee determines the terms of awards, including:

•	which employees, directors and consultants will be granted awards;

•	the number of shares subject to each award;

•	the vesting provisions of each award;

•	the termination or cancellation provisions applicable to awards; and

•	all other terms and conditions upon which each award may be granted in accordance with the Amended and Restated 2014 Plan.

In addition, our Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by our Amended and Restated 2014 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant unless such amendment is required by applicable law or necessary to preserve the economic value of such award.

Stock Dividends and Stock Splits. If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the exercise price per share of stock options or purchase price, if any, to reflect such subdivision, combination or stock dividend.

Corporate Transactions. Upon a merger or other reorganization event, or collectively referred to as a Reorganization Event, our Board, may, in its sole discretion, take any one or more of the following actions pursuant to our Amended and Restated 2014 Plan, as to some or all outstanding awards, other than restricted stock awards:

•	provide that all outstanding awards shall be assumed or substituted by the successor corporation;

•

upon written notice to a participant, provide that all of the participant’s unvested and/or unexercised awards will terminate immediately prior to the consummation of such transaction unless exercised by the participant within a specified period following the date of such notice;

•	provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such transaction;

•

in the event of a Reorganization Event pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the Reorganization Event, make or provide for a cash payment to the participants with respect to each award held by a participant equal to (A) the number of shares of our common stock subject to the vested portion of the award, multiplied by (B) the excess, if any, of (i) the cash payment less (ii) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award;

•	provide that, in connection with a liquidation or dissolution of the Company, awards shall convert into the right to receive liquidation proceeds; and

•	any combination of the foregoing.

Upon a Reorganization Event involving our liquidation or dissolution, all restrictions and conditions on all restricted stock awards then outstanding will automatically be deemed terminated or satisfied. Upon a Reorganization Event not involving our liquidation or dissolution, all such restrictions and conditions will inure to the benefit of our successor, provided, however, that our Board may provide that all such restrictions and conditions will be terminated or satisfied.

The Amended and Restated 2014 Plan will continue in effect until it is terminated, provided, however, that all awards will be granted, if at all, on or prior to March 26, 2024. Our Board may amend, suspend or terminate the Amended and Restated 2014 Plan at any time, provided that certain amendments to the plan shall be subject to stockholder approval prior to their effectiveness.

Federal Income Tax Considerations

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the Amended and Restated 2014 Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the Amended and Restated 2014 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:

Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee, or the ISO holding period. However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Statutory Options:

Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-statutory options will be treated as options that are not incentive stock options.

A non-statutory option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-statutory option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-statutory option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Appreciation Rights:

Generally, if a stock appreciation rights is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

Stock Grants:

With respect to stock grants under the Amended and Restated 2014 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Units:

The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

New Plan Benefits

The following table shows the total number of awards expected to be made under the Amended and Restated 2014 Plan to the identified groups, which awards are subject to the approval of the Amended and Restated 2014 Plan by our stockholders:

Group	Number of Stock Options
Current Executive Officers	0

Non-Executive Directors	225,000

Non-Executive Officer Employees	75,000

Except as set forth in the table above, the amounts of future grants under the Amended and Restated 2014 Plan are not determinable as awards under the Amended and Restated 2014 Plan will be granted at the sole discretion of our Board and we cannot determine at this time either the persons who will receive awards under the Amended and Restated 2014 Plan or the amount or types of any such awards. No awards have been granted to the Named Executive Officers which are subject to shareholder approval of the Amended and Restated 2014 Plan at the Annual Meeting.

On May 29, 2018, the closing market price per share of our common stock was $1.09, as reported by Nasdaq.

Recommendation

OUR BOARD RECOMMENDS APPROVAL OF THE AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN WHICH INCLUDES AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK UNDER THE PLAN FROM 779,955 TO 2,046,885 AVAILABLE FOR THE GRANT OF AWARDS AND PLACES AN ANNUAL LIMIT (AS DESCRIBED ABOVE) ON NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION UNDER THE PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Vote Required

If a quorum is present at the Annual Meeting, the approval of Proposal 2 requires the affirmative vote of a majority of the votes cast with respect to such proposal, meaning the number of shares voted

“FOR” such proposal must exceed the number of shares voted “AGAINST” such proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on Proposal 2. If you “ABSTAIN” from voting with respect to this proposal, your vote will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the vote for this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE APPROVAL OF PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF INDEPENDENT AUDITOR

The Audit Committee has selected Mayer Hoffman McCann P.C. (“Mayer Hoffman”), as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and has further directed that management submit such selection for ratification by our stockholders at the Annual Meeting. Mayer Hoffman was appointed to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017 on July 19, 2017. Representatives of Mayer Hoffman are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our by-laws nor other governing documents or law require stockholder ratification of the selection of Mayer Hoffman as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Mayer Hoffman to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and in the best interests of our stockholders.

Auditor Fees

The following table shows the fees billed by Mayer Hoffman for the audit of our annual financial statements for our last two fiscal years and for other services rendered by Mayer Hoffman during our last two fiscal years. As discussed below, there was a change in our principal accountant during 2017 upon the closing of the Cerulean/Private Daré stock purchase transaction, and in accordance with SEC guidance, the fee disclosure is only made with respect to Mayer Hoffman, the accountant who rendered an audit opinion on our annual financial statements for the year ended December 31, 2017.

	Fiscal Year
	2017	2016
Audit Fees (1)	$227,139	35,900
Audit Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—

Total	$227,139	35,900

(1)

Audit Fees are for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)

Audit Related Fees are for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included in Audit Fees. No such services were rendered during 2017 or 2016.

(3)	Tax Fees are for professional services for tax compliance, tax advice, and tax planning. No such services were rendered during 2017 or 2016.
(4)	All Other Fees are for products and services other than the services reported above. No such services were rendered during 2017 or 2016.

Mayer Hoffman has advised us that it leases substantially all its personnel, who work under the control of Mayer Hoffman’s shareholders, from wholly-owned subsidiaries of CBIZ, Inc., in an alternative practice structure. Accordingly, substantially all the hours expended on Mayer Hoffman’s engagement to audit our consolidated financial statements were attributed to work performed by persons other than Mayer Hoffman’s full-time, permanent employees.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All audit services for 2017 were pre-approved by the Audit Committee.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will prepare a list of services that are expected to be required during that year for each of four categories of services to the Audit Committee for approval.

1.    Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.    Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.    Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.    Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee is informed periodically throughout the year of actual fees versus the budget by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Change in Independent Registered Public Accounting Firm

Until July 19, 2017, Deloitte & Touche LLP (“Deloitte”) served as our independent registered public accounting firm. By letter dated (and received) July 19, 2017, the Audit Committee was notified by Deloitte of its resignation as our independent registered public accounting firm. The Audit Committee accepted Deloitte’s resignation.

The audit reports of Deloitte on our financial statements for the fiscal years ended December 31, 2016 and 2015 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2016 and 2015, and the subsequent periods through July 19, 2017, the date of Deloitte’s resignation, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within our two most recent fiscal years and the subsequent interim period through July 19, 2017.

On July 19, 2017, the Audit Committee authorized the appointment of Mayer Hoffman as our new independent registered public accounting firm for the fiscal year ended December 31, 2017. On July 19, 2017, Mayer Hoffman was appointed as our independent registered public accounting firm. During the fiscal years ended December 31, 2016 and 2015, and the subsequent interim period through July 19, 2017, neither we, nor anyone on its behalf, consulted Mayer Hoffman regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us that Mayer Hoffman concluded was an important factor considered by us in reaching our decision as to an accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Vote Required

If a quorum is present at the Annual Meeting, the approval of Proposal 3 requires the affirmative vote of a majority of the votes cast with respect to such proposal, meaning the number of shares voted “FOR” such proposal must exceed the number of shares voted “AGAINST” such proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on Proposal 3. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 3.

HOUSEHOLDING OF PROXY MATERIALS

We have adopted an SEC-approved procedure called “householding.” This procedure potentially means extra convenience for stockholders and cost savings for companies. Under this procedure, we send only one copy of the Notice of Internet Availability, and if applicable, Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report, to stockholders of record who share the same address and last name, unless one of those stockholders notifies us that the stockholder would like a separate copy of such documents. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the Notice of Internet Availability, and if applicable, Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report, from the other stockholder(s) sharing your address, please direct your written request to Daré Bioscience, Inc., Attention: Secretary, 11119 N. Torrey Pines Road, Suite 200, La Jolla, CA 92037 or contact us by phone at (858) 926-7655. We undertake to deliver promptly, upon any such oral or written request, a separate copy of the Notice of Internet Availability, and if applicable, Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report, to a stockholder at a shared address to which a single copy of these documents was delivered. Similarly, if stockholders of record sharing the same address are receiving multiple copies of the Notice of Internet Availability, or if applicable, Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report, and such stockholders would like a single copy to be delivered to them in the future, such stockholders may make such a request by contacting us by the means described above.

If you wish to update your participation in householding and you are a beneficial owner who holds shares in “street name” with a broker, bank or other nominee, you may contact your broker, bank, or other nominee or our mailing agent, Broadridge Investor Communications Solutions, at 800-542-1061.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, we do not know of any matter to be acted upon at the Annual Meeting other than the matters described in this Proxy Statement. If any other matter properly comes before the Annual Meeting, however, the proxy holders will vote the proxies thereon in accordance with the recommendation of our Board.

APPENDIX A

DARÉ BIOSCIENCE, INC.

AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this Amended and Restated 2014 Stock Incentive Plan (the “Plan”) of Daré Bioscience, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8).

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (each, a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.

4.	Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options, as defined in Section 5(b)) for up to such number of shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) as is equal to the sum of:

(A) 1,509,463 shares of Common Stock; plus

(B) such additional number of shares of Common Stock (up to 537,422 shares) as is equal to the number of shares of Common Stock subject to awards granted under the Company’s 2007 Stock Incentive Plan and the Company’s 2014 Stock Incentive Plan, as amended, which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations of the Code); plus

(C) an annual increase to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2015 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2024, equal to the least of (i) 2,000,000 shares of Common Stock, (ii) 4% of the number of outstanding shares of Common Stock on such date or (iii) an amount determined by the Board.

Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan:

(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR; and

(C) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards.

(3) Grants to Non-Employee Directors. In no event shall Awards to be granted to any non-employee director under the Plan in any calendar year exceed an aggregate grant date fair value of $500,000 except that the foregoing limitation shall not apply to awards granted (i) pursuant to an election by a non-employee director to receive the award in lieu of cash for all or a portion of cash fees to be received for service on the Board or any Committee or (ii) in connection with a non-employee director initially joining the Board.

(b) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1), except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Daré Bioscience, Inc., any of Daré Bioscience, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value per share of Common Stock as determined by (or in a manner approved by) the Board (“Fair Market Value”) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date. If an Incentive Stock Option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the Fair Market Value of our Common Stock on the date of grant, and the term of the option may not be longer than five years.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market (“Nasdaq”).

6.	Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of Nasdaq.

7.	Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company such number of shares of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of such number of shares of Common Stock as set forth in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award agreement.

8.	Other Stock-Based Awards

(a) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules set forth in Section 4(a), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unvested and/or unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 9(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 9(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of Section 9(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings and Section 11(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

11.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m) of the Code, no Award granted to a Participant that is intended to comply with Section 162(m) of the Code after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m) of the Code; and (ii) no amendment that would require stockholder approval under the rules of Nasdaq may be made effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

DARÉ BIOSCIENCE, INC. 11119 NORTH TORREY PINES ROAD SUITE 200 LA JOLLA, CA 92037	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com

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DARÉ BIOSCIENCE, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all the nominees listed below.
1. Election of Class I Directors Nominees:	☐	☐	☐
01) Jessica D. Grossman, M.D.
02) Susan L. Kelley, M.D.
The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain

2. To approve the Daré Bioscience, Inc. Amended and Restated 2014 Stock Incentive Plan.					☐	☐	☐

3. To ratify the selection of Mayer Hoffman McCann P.C. as the independent registered public accounting firm of Daré Bioscience, Inc. for the fiscal year ending December 31, 2018.					☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date			Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E48917-P09041

DARÉ BIOSCIENCE, INC.

Annual Meeting of Stockholders

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF DARÉ BIOSCIENCE, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 10, 2018

The undersigned stockholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the 2018 Annual Meeting of Stockholders of Daré Bioscience, Inc. to be held on July 10, 2018 at 9:00 a.m. Pacific Time and hereby appoint(s) SABRINA MARTUCCI JOHNSON and LISA WALTERS-HOFFERT, and each or either of them, as proxies and attorneys-in-fact, with the power of substitution, and with all powers that the undersigned would possess if personally present, to vote all shares of Daré Bioscience, Inc. common stock of the undersigned at such meeting and any adjournment or postponement thereof, as set forth on the reverse side, and in their discretion upon any other business that may properly come before such meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED OR, IF NO CHOICE IS SPECIFIED, IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS AND AS THE PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

To listen to the meeting via the Internet, please visit: www.virtualshareholdermeeting.com/DARE2018

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side